Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the Annual Report of Cantaloupe, Inc., a Pennsylvania corporation (the “Company”), on Form 10‑K for the period ended June 30, 2025 (the “Report”), I, Ravi Venkatesan, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 8, 2025	/s/ Ravi Venkatesan
Ravi Venkatesan Chief Executive Officer